UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 28, 2019

Date of Report (Date of earliest event reported)

ABRAXAS PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1-16071	74-2584033
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

18803 Meisner Drive

San Antonio, Texas 78258

(210) 490-4788

(Address of principal executive offices and Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	AXAS	The NASDAQ Stock Market, LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 27, 2019, Abraxas Petroleum Corporation (the “Company”) was notified in writing by NASDAQ Stock Market LLC (”NASDAQ”) that the average closing price of the Company’s common stock, $0.01 par value per share (the “Common Stock”), over a prior 30 consecutive trading day period was below $1.00 per share, which is the minimum average bid price per share required to maintain listing on the NASDAQ under Section 5550(a)(2) of the NASDAQ listing rules.

In general, the NASDAQ provides for a period of 180 days following receipt of the notice to regain compliance. The Company can regain compliance if at any time during this 180 day period, the closing bid price of the Company’s security is at least $1.00 for a minimum of 10 consecutive business days, this matter will be closed.

The Common Stock will continue to be listed and traded on the NASDAQ during this period, subject to the Company’s compliance with the other continued listing requirements of the NASDAQ.   If the Common Stock is suspended and delisted from the NASDAQ, the Company expects that the Common Stock would be quoted on an over-the-counter market, such as the OTC Pink market, although there is no assurance that an active market in the Common Stock would develop.

If trading in the Common Stock is suspended on the NASDAQ or the Common Stock is delisted by the NASDAQ for any reason, it could negatively impact the Company as it would likely reduce the liquidity and market price of the Common Stock; reduce the number of investors willing to hold or acquire the Common Stock; negatively impact the Company’s ability to access equity markets and obtain financing; and impair the Company’s ability to provide equity incentives.

Item 7.01 Regulation FD Disclosure

On August 28, 2019, the Company issued a press release with respect to the receipt of the notice of noncompliance from NASDAQ.  A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Report (including Exhibit 99.1) is furnished pursuant to Item 7.01 and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of the Section. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

99.1	Press release, dated August 28, 2019, issued by Abraxas Petroleum Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABRAXAS PETROLEUM CORPORATION

By: /s/ Steven P. Harris

Steven P. Harris

Vice President, Chief Financial Officer

Dated: August 28, 2019